EXHIBIT 23



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-95843 of CTB International Corp. on Form S-8 of our report dated May 22, 2001, appearing in this Annual Report on Form 11-K of CTB, Inc. Profit Sharing Plan for the year ended December 31, 2000.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois
June 28, 2001